POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that I, William
R. Halling, located at 4801 Island Pond Court, Unit 401, Bonita Springs, Florida 34134, do hereby nominate, constitute and appoint, Thomas M. Costello, Jr., Barbara J. Kovach or Terri Trainor Clark, with offices at One Campus Martius, Detroit, Michigan 48226, my true and lawful attorney in fact, for me and in my name, place and stead to:

Execute my name to
any and all documents, forms and reports ("Documents"), whether such Documents are filed with the Securities and Exchange Commission electronically or otherwise, for transactions in the securities of Compuware Corporation.

In addition, I hereby give and grant unto my said attorney in fact, full power and authority to do and perform every act necessary, requisite or proper to be done in and about the premises as fully as I might or could do if I were personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my said attorney shall lawfully do or cause to be done by virtue hereof.


IN WITNESS WHEREOF, I have here unto set my hand this 26th day of August, 2003.

In presence of


/s/						/s/
Amelia A.
Fitzpatrick				William R. Halling
Witness						Signature

Subscribed and sworn to before me
This 26th day of August, 2003




/s/
Donna M. Duane
Notary Public, Acting in Oakland
County,
State of Michigan

My Commission expires:
Aug. 1, 2005